As filed with the Securities and Exchange Commission on October 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tarsus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4717861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17700 Laguna Canyon Road, Floor 4

Irvine, California 92618

(949) 418-1801

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bobak Azamian, M.D., Ph.D.

President, Chief Executive Officer and Chairman

17700 Laguna Canyon Road, Floor 4

Irvine, California 92618

(949) 418-1801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Gunderson Traci A. Biedermann Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000	Jeffrey Farrow Chief Financial Officer and Chief Strategy Officer Bryan Wahl General Counsel Tarsus Pharmaceuticals, Inc. 17700 Laguna Canyon Road, Floor 4 Irvine, California 92618 (949) 418-1801

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Up to 2,232,144

Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to the proposed offer and resale or other disposition from time to time by the selling stockholders identified in this prospectus or their donees, pledgees, transferees or other successors-in-interest (collectively, the “selling stockholders”) of up to an aggregate of 2,232,144 shares of our common stock, par value $0.0001 per share (“common stock”), consisting of (i) 2,098,519 shares of common stock and (ii) 133,625 shares of common stock issuable upon exercise of pre-funded warrants. The common stock and the pre-funded warrants were issued in a private placement (the “PIPE”), pursuant to a securities purchase agreement, dated August 5, 2026 (the “Purchase Agreement”), by and among us and the selling stockholders.

We are registering the resale of the shares of common stock pursuant to the selling stockholders’ registration rights under a registration rights agreement between us and the selling stockholders (the “Registration Rights Agreement”). Our registration of the resale of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares of common stock. The selling stockholders may offer, sell or distribute all or a portion of their shares of common stock from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. See the section entitled “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of common stock by the selling stockholders pursuant to this prospectus. However, we may receive nominal proceeds from the exercise of the pre-funded warrants if the holders exercise the pre-funded warrants for cash. We have agreed to bear the expenses in connection with the registration of the resale of the shares of common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions and all similar fees and commissions relating to the sale of common stock, which will be borne by the selling stockholders.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TARS.” On October 12, 2026, the last reported sale price for our common stock was $74.40 per share.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT FROM OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 13, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell up to 2,232,144 shares of our common stock described in this prospectus, consisting of (i) 2,098,519 shares of common stock and (ii) 133,625 shares of common stock issuable upon exercise of pre-funded warrants. We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders. However, we may receive nominal proceeds from the exercise of the pre-funded warrants if the holders exercise the pre-funded warrants for cash.

This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Each time a selling stockholder makes an offer to sell or sells shares of common stock, solely to the extent required, we will provide a prospectus supplement that will contain more specific information about the specific terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the shares of common stock being offered. We or the selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information in addition to or different from that contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of shares of common stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying any shares of our common stock. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Tarsus,” the “Company,” and “our” refer to Tarsus Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise indicates.

Overview

We are a commercial stage biopharmaceutical company focused on the development and commercialization of therapeutics, starting with eye care. We launched XDEMVY® (lotilaner ophthalmic solution) 0.25%, formerly known as TP-03, for the treatment of Demodex blepharitis, in August 2023 after receiving U.S. Food and Drug Administration (“FDA”) approval in July 2023. Demodex blepharitis is caused by the infestation of Demodex mites. Demodex blepharitis (“blephar” is a reference to eyelid and “itis” is a reference to inflammation) is an ophthalmic lid margin disease characterized by inflammation of the eyelid margin, redness and ocular irritation, including a specific type of eyelash dandruff called collarettes, which are pathognomonic for Demodex blepharitis. Poorly controlled and progressive Demodex blepharitis can lead to corneal damage over time and, in extreme cases, blindness. There may be as many as approximately 25 million people in the U.S. who suffer from Demodex blepharitis. XDEMVY is the first and only therapeutic approved by the FDA and we believe is the definitive standard of care for the treatment of Demodex blepharitis.

We intend to further advance our pipeline with, e.g., lotilaner active pharmaceutical ingredient to address several diseases in human medicine, including eye care, and infectious disease prevention. We are investigating the development of our lotilaner-based product candidates to address targeted diseases with high unmet medical needs, which currently include TP-04, an investigational sterile aqueous gel formulation of lotilaner for the potential treatment of ocular rosacea, and TP-05, an investigational oral tablet formulation of lotilaner, for potential Lyme disease prophylaxis and community malaria reduction.

In July 2026, as part of our strategic entry into the retina market, we acquired IRX-101 in connection with the acquisition of iRenix Medical, Inc. IRX-101 is an investigational ocular antiseptic based on a stable aqueous chlorine dioxide solution that is being developed for the potential to reduce post-procedural pain and corneal toxicity in patients receiving intravitreal therapy.

In September 2026, we acquired ALK-001 in connection with the acquisition of Alkeus Pharmaceuticals, Inc. ALK-001 is a new, investigational, late-stage molecular entity designed to target the underlying biology of Stargardt’s disease by reducing the accumulation of toxic dimers while preserving the normal visual cycle.

Corporate Information

We were incorporated under the laws of the state of Delaware on November 17, 2016. Our principal executive offices are located at 17700 Laguna Canyon Road, Floor 4, Irvine, California 92618. Our main telephone number is (949) 418-1801. Our website is www.tarsusrx.com. The information on, or that can be accessed through, our website address is an inactive textual reference and is not part of this prospectus and is not incorporated by reference herein.

Trademarks

Tarsus Pharmaceuticals, Tarsus, and our logo are some of our tradenames used in this prospectus and in the documents incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus or in the documents incorporated by reference in this prospectus appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

THE OFFERING

Issuer	Tarsus Pharmaceuticals, Inc.

Common Stock Offered by the Selling Stockholders	Up to 2,232,144 shares of common stock, consisting of (i) 2,098,519 shares of common stock and (ii) 133,625 shares of common stock issuable upon exercise of pre-funded warrants.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. However, we may receive nominal proceeds from the exercise of the pre-funded warrants if the holders exercise the pre-funded warrants for cash. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Offering Price	The selling stockholders will offer the shares of common stock offered by this prospectus at prevailing market prices or at privately negotiated prices.

Nasdaq Symbol	TARS

Risk Factors	You should read the “Risk Factors” section of this prospectus on page 5 and other information included and incorporated by reference in this prospectus or any applicable prospectus supplement for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 14.

RISK FACTORS

An investment in our common stock involves significant risks. Prior to making a decision about investing in our common stock, you should carefully consider all of the information appearing or incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information contained in any prospectus supplement related to a particular offering. You should also consider any specific factors discussed under the heading “Risk Factors” in any applicable prospectus supplement and all of the other information contained or incorporated by reference in such prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations and financial conditions and could result in a partial or complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contains and may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “aim,” “anticipate,” “assume,” “believe,” “can,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “project,” “predict,” “seek,” “should,” “target,” “will,” and “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth under the section entitled “Risk Factors” and in any applicable prospectus supplement, together with all of the other information contained in or incorporated by reference into any prospectus supplement or appearing or incorporated by reference into this prospectus.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to the potential resale from time to time of some or all of 2,232,144 shares of our common stock, consisting of (i) 2,098,519 shares of common stock and (ii) 133,625 shares of common stock issuable upon exercise of pre-funded warrants. The selling stockholders will receive all of the proceeds from any sale of such shares. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholders. However, we may receive nominal proceeds from the exercise of the pre-funded warrants if the holders exercise the pre-funded warrants for cash.

We have agreed to bear the expenses in connection with the registration of the shares of common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions and all similar fees and commissions relating to the sale of common stock, which will be borne by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been incorporated by reference as exhibits to our registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 200,000,000 shares of common stock, with a $0.0001 par value per share and 10,000,000 shares of preferred stock, with a $0.0001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TARS.” The transfer agent and registrar for our common stock is Fidelity Stock Transfer. Its address is 245 Summer Street, Boston, MA 02210.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

SELLING STOCKHOLDERS

The selling stockholders acquired shares of common stock and pre-funded warrants to acquire shares of common stock from us in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. Under the Registration Rights Agreement by and among us and the selling stockholders, we agreed to file a registration statement with the SEC for the purposes of registering for resale from time to time the shares of common stock (including the shares of common stock underlying the pre-funded warrants). We have prepared this prospectus and the registration statement of which it is a part to comply with our registration obligations under such Registration Rights Agreement.

The table below lists the selling stockholders and other information regarding their ownership of the shares of common stock offered hereby. The pre-funded warrants include provisions that prohibit their exercise if such exercise would result in the selling stockholder beneficially owning in excess of the stated percentage therein (4.99%) elected by such selling stockholder. For purposes of the table below, we have disregarded these provisions and treat all shares of common stock underlying the pre-funded warrants as owned, and are registering for resale hereunder all such shares underlying the pre-funded warrants purchased in the PIPE. A selling stockholder may never acquire beneficial ownership of such underlying shares, and inclusion of such underlying shares in the table below should not imply that such selling stockholder beneficially owns such shares for purposes of applicable rules and regulations of the SEC. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of September 25, 2026 unless otherwise indicated in the footnotes to the table and disregarding the beneficial ownership blocker provisions in the pre-funded warrants. The selling stockholders may have sold or transferred some or all of the common stock indicated below and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders, including the shares of common stock underlying the pre-funded warrants purchased by the selling stockholders in the PIPE. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock that they own, subject to applicable community property laws. Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 49,303,413 shares of common stock outstanding as of September 25, 2026.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares that May be Offered Hereby	Shares Beneficially Owned After the Offering
			Number	Percentage
Alyeska Master Fund, LP(1)	85,000	85,000	—	—
Bain Capital Life Sciences Opportunities III, LP(2)	178,571	178,571	—	—
Entities affiliated with Baker Bros. Advisors LP(3)	133,625	133,625	—	—
Citadel CEMF Investments Ltd.(4)	85,000	85,000	—	—
Entities associated with ADAR1 Capital Management, LLC(5)	62,500	62,500	—	—
Entities affiliated with RTW Investments, LP(6)	3,796,566	133,625	3,662,941	7.4%

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares that May be Offered Hereby	Shares Beneficially Owned After the Offering
			Number	Percentage
Entities associated with Vestal Point Capital, LP(7)	2,151,427	133,625	2,017,802	4.1%
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(8)	245,080	245,080	—	—
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(8)	196,200	196,200	—	—
Fidelity Select Portfolios: Biotechnology Portfolio(8)	246,571	178,571	68,000	*
Fidelity Rutland Square Trust II : Strategic Advisers Fidelity U.S. Total Stock Fund(8)	95,298	95,298	—	—
Fidelity Rutland Square Trust II : Strategic Advisers U.S. Total Stock Fund(8)	34,851	34,851	—	—
Funds managed by Sirenia Capital Management LP(9)	133,625	133,625	—	—
Integrated Core Strategies (US) LLC(10)	977,278	175,000	802,278	1.6%
Point72 Associates, LLC(11)	85,000	85,000	—	—
TCG Crossover Fund I, L.P.(12)	388,164	223,002	165,162	*
Wellington Biomedical Innovation Master Investors (Cayman) II L.P.(13)	200,382	53,571	146,811	*

*	Less than 1%
(1)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“AMF”), has voting and investment control of the shares held by AMF. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by AMF. The registered address of AMF is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(2)

Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the manager of Bain Capital Life Sciences III General Partner, LLC, which is the general partner of Bain Capital Life Sciences Fund III, L.P., which is the sole member of Bain Capital Life Sciences Opportunities III GP, LLC, which is the general partner of Bain Capital Life Sciences Opportunities III, LP (“BCLSO”). As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by BCLSO. The governance, investment strategy and decision-making process with respect to investments held by BCLSO are directed by the partners of BCLSI, of whom there are three or more and none of whom individually has the power to direct such decisions. The address for BCLSO is 200 Clarendon St., Boston, MA 02116.

(3)

The shares reported under “Number of Shares Beneficially Owned Before the Offering” consist of (i) 127,031 shares of common stock issuable upon exercise of pre-funded warrants held by Baker Brothers Life Sciences, L.P. (“BBLS”) and (ii) 6,594 shares of common stock issuable upon exercise of pre-funded warrants held by 667, L.P. (“667, L.P.” and together with BBLS, the “Baker Funds”). The Baker Funds are prohibited from exercising their pre-funded warrants, if as a result of such exercise, the Baker Funds would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). The shares reported in the table above do not give effect to the Beneficial Ownership Limitation. Baker Bros. Advisors LP is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the shares held by the Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are managing members of Baker

Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC, Felix J. Baker, Julian C. Baker and Baker Bros. Advisors LP may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, Baker Bros. Advisors LP and Baker Bros. Advisors (GP) LLC disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.
(4)

Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. (“CMSV”). Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares reported herein. Reporting such shares herein is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address for CMSV is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131.

(5)

Consists of (i) 54,375 shares of common stock held by ADAR1 Partners, LP (“ADAR1”) and (ii) 8,125 shares of common stock held by Spearhead Insurance Solutions IDF, LLC – Series ADAR1 (“Spearhead”). ADAR1 Capital Management, LLC (“ADAR1 LLC”), the investment advisor of ADAR1 and the sub-advisor of Spearhead, has voting and investment control of the common stock held by ADAR1 and Spearhead. ADAR1 Capital Management GP, LLC (“ADAR1 GP”) is the general partner of ADAR1. Daniel Schneeberger is the manager of ADAR1 LLC and ADAR1 GP. The address of ADAR1, ADAR1 LLC and Mr. Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

(6)

Shares of our common stock beneficially owned prior to the offering represent (i)(A) 1,905,228 shares of common stock held by RTW Master Fund, Ltd., (B) 1,456,670 shares of common stock held by RTW Innovation Master Fund, Ltd. and (C) 122,168 shares of common stock held by RTW Biotech Opportunities Operating Ltd. (together, the “RTW Funds”) and (ii)(A) 83,450 shares of common stock issuable upon exercise of pre-funded warrants held by RTW Master Fund, Ltd., (B) 79,050 shares of common stock issuable upon exercise of pre-funded warrants held by RTW Innovation Master Fund, Ltd. and (C) 150,000 shares of common stock issuable upon exercise of pre-funded warrants held by RTW Biotech Opportunities Operating Ltd. The exercise of the pre-funded warrants is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock. RTW Investments, LP (“RTW”), in its capacity as the investment manager of the RTW Funds has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.

(7)

The shares reported under “Number of Shares Beneficially Owned Before the Offering” consists of (i) 1,101,868 shares of common stock held by Vestal Point Master Fund LP (“Vestal Point Master Fund”) and (ii) 1,049,559 shares of common stock held by accounts separately managed by Vestal Point Capital, LP (“Vestal Point Capital”). The sole general partner of Vestal Point Master Fund, LP is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital, LP is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund, LP and the accounts separately managed by Vestal Point Capital, LP. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of the foregoing entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

(8)

These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.
(9)

The shares of common stock beneficially owned prior to this offering, includes: (i) 2,656 shares of common stock held by Manatee Access Fund LP (“Manatee”) and (ii) 130,969 shares of common stock held by SILV Fund, Ltd. (“SILV Fund”). Sirenia Capital Management LP (“Sirenia”) serves as the investment manager to Manatee and SILV Fund and, as a result, maintains voting and investment power with respect to the securities held by Manatee and SILV Fund. Sirenia Capital Management GP LLC (“Sirenia GP”) is the general partner of Sirenia. Alex Silverstein is the managing member of Sirenia GP. Each of SILV Fund, Ltd., Sirenia GP and Mr. Silverstein disclaims beneficial ownership over such securities. The address of Manatee and SILV Fund Ltd. is c/o Sirenia Capital Management LP, 1674 Meridian Avenue, Suite 320, Miami Beach, FL 33139.

(10)

Integrated Core Strategies (US) LLC beneficially owned an aggregate of 977,278 shares of common stock (consisting of: (i) 175,000 shares of common stock which were acquired in the PIPE, and (ii) 802,278 shares of common stock which were acquired separately from the PIPE). This table does not include 43,694 shares of common stock beneficially owned by ICS Opportunities II LLC, all of which were acquired separately from the PIPE. ICS Opportunities II LLC is an affiliate of Integrated Core Strategies (US) LLC. The securities may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(11)

Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates, LLC that are disclosed herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The address for Point72 Associates, LLC is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford CT, 06902.

(12)

The securities are held by TCG Crossover Fund I, L.P. TCG Crossover GP I, LLC is the general partner of TCG Crossover I, L.P., and Dr. Chen Yu is the sole managing member of TCG Crossover GP I, LLC. Each of Dr. Yu and TCG Crossover GP I, LLC may be deemed to have voting, investment, and dispositive power with respect to the securities held by TCG Crossover Fund I, L.P. The address for TCG Crossover Fund I, L.P. is 245 Lytton Ave, Suite 350, Palo Alto, CA, 94301.

(13)

Wellington Biomedical Innovation Master Investors (Cayman) II L.P. (“WBIMI”) is advised by Wellington Management Company LLP (“WMC”), a registered investment adviser. WMC has the power to vote and dispose of the securities pursuant to WMC’s investment management agreement with WBIMI. WBIMI is not affiliated with a broker-dealer participating in retail brokerage, lending, or securities underwriting. WMC is under common control with Wellington Funds Distributors Inc., a limited-scope broker-dealer registered with FINRA and organized under the laws of Delaware. Wellington Funds Distributors Inc. does not engage in retail brokerage, lending, or securities underwriting. The address for WBIMI is c/o Wellington Management Company LLP, 280 Congress Street, Boston MA 02210.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests therein received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In addition, a selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We and our executive officers, directors, and certain other stockholders have agreed, among other things and subject to certain exceptions, not to dispose of or hedge any of our or their common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of the Purchase Agreement and continuing through the date 90 days after the date of the Purchase Agreement, except with the prior written consent of the investors holding a majority of the outstanding shares from the private placement (assuming full exercise of all pre-funded warrants), in the case of the Company, and Barclays Capital Inc., in the case of our executive officers, directors and certain other stockholders. This agreement does not apply to any existing employee benefit plans.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus pursuant to Rule 144 or pursuant to this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Certain partners and certain investment partnerships comprised of partners of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP own an interest representing less than one percent of the shares of our common stock. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The audited historical financial statements of Alkeus Pharmaceuticals, Inc. incorporated in this prospectus by reference to Tarsus Pharmaceuticals, Inc.’s Current Report on Form 8-K/A dated October 13, 2026 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these shares of common stock. The registration statement, including the attached exhibits, contains additional relevant information about us and the shares of common stock. This prospectus does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our website, www.tarsusrx.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 6, 2026 and August 6, 2026, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February 18, 2026, June  29, 2026, July  8, 2026, July  13, 2026, August  6, 2026 (the first Form 8-K filed on such date), August 6, 2026 (the second Form 8-K filed on such date), and September 10, 2026 (as amended by our Current Report on Form 8-K/A filed on October  13, 2026) (in each case, to the extent filed and not furnished);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our definitive proxy statement relating to our 2026 annual meeting of stockholders, which was filed with the SEC on April 28, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on October 13, 2020 pursuant to Section  12(b) of the Exchange Act, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You should direct any requests for documents to:

Tarsus Pharmaceuticals, Inc.

Attn: Investor Relations

17700 Laguna Canyon Road, Floor 4

Irvine, California 92618

(949) 418-1801

Our reports and documents incorporated by reference herein may also be found in the “Investors & News” section of our website at www.tarsusrx.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus, including through our website at www.tarsusrx.com. Except for the specific incorporated documents listed above, the information on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in this prospectus or the registration statement of which it forms a part.

Up to 2,232,144

Shares of Common Stock

Offered by the Selling Stockholders

PROSPECTUS

October 13, 2026

Part II

Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee	$14,110.32
Accounting fees and expenses	15,000
Legal fees and expenses	30,000
Printing and engraving	10,000

Total	$69,110.32

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Company’s Amended and Restated Certificate of Incorporation specifies that a director of the Company shall not be personally liable to the Company or to any stockholders for monetary damages for breach of fiduciary duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Further, the Company’s Amended and Restated Certificate of Incorporation also provides that if Delaware law is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by Delaware law.

The Company’s Amended and Restated Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on the Company’s behalf. The Company’s Amended and Restated Bylaws provide that the Company shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit the Company to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

The Company has entered into indemnification agreements with each of its directors and officers and certain other key employees. Subject to certain limited exceptions, under these agreements, the Company will be obligated to indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

The Company also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of such persons.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

Exhibit Number	Description	Form	File Number	Incorporated by Reference Exhibit	Date	Filed Herewith

2.1*+	Agreement and Plan of Merger, dated as of July 31, 2026, by and among the Company, Alkeus Pharmaceuticals, Inc., Apex 2026 Merger Sub, Inc. and Shareholder Representative Services LLC.	8-K	001-39614	2.1	9/10/2026

2.2*+	Agreement and Plan of Merger, dated as of July 6, 2026, by and among the Company, iRenix Medical, Inc., Dolores Merger Sub, Inc. and Fortis Advisors LLC.					X

3.1	Amended and Restated Certificate of Incorporation of Registrant.	8-K	001-39614	3.1	10/20/2020

3.2	Amended and Restated Bylaws of Registrant.	8-K	001-39614	3.2	10/20/2020

4.1	Form of Registrant’s common stock certificate.	S-1/A	333-249076	4.1	10/09/2020

4.2	Form of Pre-Funded Warrant.	8-K	001-39614	4.1	08/06/2026

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of Ernst & Young LLP.					X

23.2	Consent of PricewaterhouseCoopers LLP.					X

23.3	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page).					X

107	Filing Fee Table.					X

*

Pursuant to Item 601(b)(2) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) is information of the type that the Company treats as private or confidential.

+

Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits and schedules have been omitted. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, State of California, on October 13, 2026.

Tarsus Pharmaceuticals, Inc.

By:	/s/ Bobak Azamian, M.D., Ph.D.
Bobak Azamian, M.D., Ph.D.
President, Chief Executive Officer and Chairman

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bobak Azamian, M.D., Ph.D., Jeffrey Farrow, and Bryan Wahl, M.D., and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise) with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bobak Azamian, M.D., Ph.D. Bobak Azamian, M.D., Ph.D.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	October 13, 2026

/s/ Jeffrey Farrow Jeffrey Farrow	Chief Financial Officer and Chief Strategy Officer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2026

/s/ Bhaskar Chaudhuri, Ph.D. Bhaskar Chaudhuri, Ph.D.	Director	October 13, 2026

/s/ Andrew Goldberg, M.D. Andrew Goldberg, M.D.	Director	October 13, 2026

/s/ Katherine Goodrich, M.D. Katherine Goodrich, M.D.	Director	October 13, 2026

/s/ William J. Link, Ph.D. William J. Link, Ph.D.	Director	October 13, 2026

Signature	Title	Date

/s/ Scott Morrison Scott Morrison	Director	October 13, 2026

/s/ David E.I. Pyott David E.I. Pyott	Director	October 13, 2026

/s/ Wendy Yarno Wendy Yarno	Director	October 13, 2026